UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

PARTY CITY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173690	20-1033029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Grasslands Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 345-2020

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Party City Holdings Inc. (“the Company”) and Party City Holdco Inc. (“Party City Holdco”), an indirect parent of the Company, amended its employment agreements with its Executive Chairman, Gerald C. Rittenberg, and its Chief Executive Officer, James M. Harrison. Additionally, on such date, the Company entered into an employment agreement with its President, Gregg A. Melnick. All three of the agreements were effective on January 1, 2015. In conjunction with the execution of Mr. Melnick’s employment agreement, Mr. Melnick was named the President of Party City Holdco. The description of the employment agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the employment agreements filed herewith as Exhibits 99.1, 99.2 and 99.3 and such employment agreements are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits.

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDINGS INC. (Registrant)

By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Date: January 6, 2015

Exhibit Index

99.1	Amendment to Mr. Gerald C. Rittenberg’s employment agreement, dated December 30, 2014.

99.2	Amendment to Mr. James M. Harrison’s employment agreement, dated December 30, 2014.

99.3	Employment agreement for Mr. Gregg A. Melnick, dated December 30, 2014.

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